Exhibit 99.1

Theragenics Reports Record Revenue for Second Quarter and First Half of 2011

Second Quarter EPS of $0.04 in 2011 vs. $0.02 in 2010

BUFORD, Ga.--(BUSINESS WIRE)--August 11, 2011--Theragenics Corporation® (NYSE: TGX), a medical device company serving the surgical products and prostate cancer treatment markets, today announced consolidated financial results for the second quarter ended June 30, 2011.

Highlights

  Record consolidated revenue of $21.5 million for the second quarter of 2011, up 4% over 2010
    Surgical products revenue up 4% in the quarter
    Brachytherapy revenue up 5% in the quarter
      Sales to Core Oncology were 13% of second quarter brachytherapy revenue as we continued to sell to Core on a pre-paid basis subsequent to contract termination
    Quarterly net earnings of $1.2 million are highest net earnings since second quarter 2009
    EPS of $0.04 in second quarter 2011 vs. $0.02 in 2010
    Adjusted EBITDA of $4.0 million in second quarter 2011 is highest since second quarter 2009
    At June 30, 2011, cash, cash equivalents and marketable securities were $41.0 million, credit facility borrowings were $25.3 million, resulting in a net positive position of $15.7 million

Consolidated Results

Consolidated revenue was $21.5 million in second quarter, reflecting a 4% increase over 2010. For the first half of 2011 consolidated revenue was $41.8 million, reflecting a 2% increase over 2010.

Net earnings in second quarter were $0.04 per share compared to $0.02 per share in 2010. Special items reduced EPS by $0.02 in the second quarter of 2010 and had no effect on EPS in the second quarter of 2011. For the first half of 2011 net earnings were $0.05 per share compared to $0.03 per share in 2010. Special items reduced EPS by $0.01 in the first half of 2011 and by $0.02 in the first half of 2010. Pre-tax charges for special items that affected earnings in each of the periods are detailed in Table V to this press release.

Segment Results

Surgical Products Segment

Revenue in our surgical products segment was $15.5 million in the second quarter of 2011, an increase of 4% over the second quarter of 2010. For the first half of 2011 revenue was $29.9 million, an increase of 1% over 2010. Operating income was $498,000 in second quarter of 2011 compared to $388,000 in 2010. Pre-tax charges for special items totaled $35,000 and $408,000 in the second quarter of 2011 and 2010, respectively. For the first half of 2011, operating income was $307,000 compared to a loss of $2,000 in 2010. Pre-tax charges for special items totaling $218,000 and $759,000 were included in the first half of 2011 and 2010, respectively. The pre-tax charges for special items are detailed in Table V to this press release.

“Our surgical products business delivered year over year revenue and profit growth in the second quarter despite continued pressure in the medical device industry. We continue to focus on profitability in this segment. We also saw improvements in gross margins and profitability from the first quarter,” stated M. Christine Jacobs, Chairman and CEO.

Brachytherapy Seed Segment

Revenue in our brachytherapy segment was $6.3 million in second quarter of 2011, a 5% increase over 2010. For the first half of 2011 revenue was $12.2 million, a 3% increase over 2010. Operating income was $1.5 million in second quarter of 2011 compared to $1.1 million in 2010. Pre-tax charges for special items totaled $13,000 and $500,000 in the second quarter of 2011 and 2010, respectively. For the first half of 2011 operating income was $2.6 million, compared to $2.1 million in 2010. Pre-tax charges for special items totaling $304,000 and $500,000 were included in the first half of 2011 and 2010, respectively. The pre-tax charges for special items are detailed in Table V to this press release.

Ms. Jacobs commented, “Our brachytherapy business delivered its fourth consecutive quarter of year-over-year revenue growth. This business continues to generate healthy profitability and cash flows. These are significant results in an industry that continues to be under siege from competing technologies and unbalanced reimbursement incentives.”

Ms. Jacobs concluded, “We delivered two records this quarter: our highest quarterly and six month revenue in our history. This is impressive, especially in the context of continuing macroeconomic difficulties and a sluggish medical device sector. Our strategy of delivering surgical product growth and maximizing our brachy segment is producing results. We intend to continue this focus along with sustaining cash flows and improving profitability.”

Tables I and II to this press release contain condensed consolidated statements of operations and balance sheets. Segment information, including revenue and operating income (loss) by segment is summarized in Table III. Table IV includes a reconciliation of GAAP reported net earnings to net earnings before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA). Table V includes a detail of our pre-tax charges for special items.

Theragenics will host a conference call today at 11:00 a.m. Eastern Time. To access the call, dial 877-407-4019 or 201-689-8337. This call is also being broadcast live over the Internet, and a recording will be available for one month on our website. To access the webcast, log on to www.theragenics.com and select Investor Relations followed by selecting “Company Presentations.” You also can access a phone replay of the call until midnight, August 18, 2011 by dialing 877-660-6853 or 201-612-7415, and entering the account # 372 and replay ID 376273.

Theragenics Corporation (NYSE: TGX) operates two business segments: its surgical products business and its brachytherapy seed business. The surgical products business (www.cpmedical.com, www.galtmedical.com, www.needletech.com) manufactures and distributes wound closure, vascular access, and specialty needle products. Wound closure products include sutures, needles and other surgical products. Vascular access includes introducers, guidewires and related products. Specialty needles include coaxial, biopsy, spinal and disposable veress needles, access trocars, and other needle-based products. The surgical products segment serves a number of markets and applications, including, among other areas, interventional cardiology, interventional radiology, vascular surgery, orthopedics, plastic surgery, dental surgery, urology, veterinary medicine, pain management, endoscopy, and spinal surgery. Theragenics’ brachytherapy business manufactures, markets and distributes “seeds” used primarily in the minimally invasive treatment of localized prostate cancer. The Company’s brachytherapy product line includes its palladium-103 TheraSeed® device (www.theraseed.com), and the iodine-125 based devices I-Seed and OncoSeed™, all of which are used primarily in the minimally invasive treatment of localized prostate cancer. The terms "Company", "we", "us", or "our" mean Theragenics Corporation and all entities included in our consolidated financial statements. For additional information, call our Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

This press release contains disclosure of earnings before interest, taxes, depreciation, amortization and share-based compensation (which we refer to as “Adjusted EBITDA”), and EPS excluding special items, which are non-GAAP financial measures. We believe these non-GAAP financial measures provide additional and meaningful assessments of our ongoing results and performance. Because we have historically reported what we currently refer to as Adjusted EBITDA, we also believe that the inclusion of this non-GAAP measure provides consistency in our financial reporting and facilitates investors' understanding of our historic operating trends by providing an additional basis for comparisons to prior periods. In addition to measures such as net income and operating income as calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we utilize these non-GAAP financial measures 1) to establish financial and operational goals; 2) to monitor our actual performance in relation to our business plan and operating budgets; 3) to understand key trends; 4) to make operational decisions and allocate resources; and 5) as part of several components we consider in determining incentive compensation. We believe presentation of these non-GAAP financial measures provides supplemental information that is helpful to an understanding of the operating results of our businesses and period-to-period comparisons of performance. However, we recognize that the use of non-GAAP measures has limitations, including the fact that they may not be directly comparable with similar non-GAAP financial measures used by other companies. We compensate for these limitations by providing a reconciliation to the most directly comparable GAAP financial measure. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as substitute for, financial information prepared in accordance with GAAP. For a reconciliation of non-GAAP measures from GAAP reported amounts, please refer to Table IV to this press release.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, future growth, opportunities and investments, and anticipated positive results in general. From time to time we may make other forward-looking statements relating to other matters, including without limitation, research and development plans, investment in our surgical products business, investments in IT systems and expectations for new distributors. Actual results may differ materially due to a variety of factors, including, among other things, uncertainties related to the integration of acquired companies into our organization, the timing and the ability to capitalize on opportunities for investment and growth within our surgical products business, ability to recognize value from areas of shared expertise among our businesses, risks and uncertainties related to competition within the medical device industry, development and growth of new applications within our markets and, more broadly, medical devices, competition from other companies within our markets and from other methods of treatments, new product development cycles, effectiveness and execution of marketing and sales programs, changes in product pricing, changes in costs of materials used in production processes, changes in the ordering patterns of our customers, continued acceptance and demand for our products by the markets in which we operate, introduction and/or availability of competitive products by others, potential changes in third-party reimbursement, including Medicare reimbursement as administered by the Centers for Medicare and Medicaid Services (CMS), implementation of new legislation by CMS, physician training, third-party distribution agreements, ability to execute on acquisition opportunities on favorable terms and successfully integrate any acquisitions, potential changes in applicable tax rates, legislative changes to healthcare markets and industries such as the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (including provisions such as the medical device tax), uncertainties related to the credit and investment markets and other factors set forth from time to time in our filings with the Securities and Exchange Commission.

All forward looking statements and cautionary statements included in this document are made as of the date hereof based on information available to us as of the date hereof, and we assume no obligation to update any forward looking statement or cautionary statement.

TABLE I
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Product sales	$20,968	$20,428	$40,706	$40,400
Licensing and fee income	568	349	1,083	695
Total revenue	21,536	20,777	41,789	41,095
Cost of sales	12,828	11,953	25,114	24,424
Gross profit	8,708	8,824	16,675	16,671
Operating expenses:
Selling, general & administrative	5,546	6,118	11,393	12,022
Amortization of purchased intangibles	698	805	1,396	1,651
Research & development	460	414	995	854
Loss on disposal of equipment	1	39	2	39
	6,705	7,376	13,786	14,566
Operating income	2,003	1,448	2,889	2,105
Non-operating items:
Interest income	43	12	83	42
Interest expense	(186)	(222)	(363)	(539)
Other	2	49	3	49
	(141)	(161)	(277)	(448)
Earnings before income taxes	1,862	1,287	2,612	1,657
Income tax expense	677	505	969	731
Net earnings	$1,185	$782	$1,643	$926
Earnings per share:
Basic	$0.04	$0.02	$0.05	$0.03
Diluted	$0.04	$0.02	$0.05	$0.03
Weighted average shares:
Basic	33,418	33,266	33,378	33,240
Diluted	33,753	33,374	33,707	33,385

TABLE II
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

Assets	June 30, 2011	December 31, 2010
Cash, cash equivalents
& marketable securities	$40,986	$40,623
Trade accounts receivable	10,806	9,567
Inventories, net	14,539	13,116
Deferred income tax asset	1,892	1,843
Prepaid expenses & other current assets	970	917
Total current assets	69,193	66,066
Property and equipment, net	35,975	36,722
Intangible assets	10,889	12,319
Other long-term assets	84	80
Total assets	116,141	$115,187

Liabilities & Shareholders’ Equity
Accounts payable & accrued expenses	$5,889	$5,627
Income taxes payable	470	8
Short-term borrowings	3,333	3,333
Total current liabilities	9,692	8,968

Long-term debt	22,000	23,667
Deferred income tax liability	1,157	1,213
Other long-term liabilities	977	1,060
Total long-term liabilities	24,134	25,940

Shareholders’ equity	82,315	80,279
Total liabilities & shareholders’ equity	$116,141	$115,187

TABLE III
THERAGENICS CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)
(In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue
Surgical products	$15,470	$14,895	$29,862	$29,465
Brachytherapy seed	6,278	5,988	12,231	11,880
	21,748	20,883	42,093	41,345
Intersegment Eliminations	(212)	(106)	(304)	(250)
Consolidated	$21,536	$20,777	$41,789	$41,095

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Operating income (loss)
Surgical products	$498	$388	$307	$(2)
Brachytherapy seed	1,517	1,059	2,595	2,119
	2,015	1,447	2,902	2,117
Intersegment Eliminations	(12)	1	(13)	(12)
Consolidated	$2,003	$1,448	$2,889	$2,105

TABLE IV
THERAGENICS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON GAAP FINANCIAL MEASURES (Unaudited)
(In thousands)

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND SHARE-BASED COMPENSATION (ADJUSTED EBITDA)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net earnings, US GAAP	$ 1,185	$ 782	$ 1,643	$926
Income tax expense	677	505	969	731
Interest income	(43)	(12)	(83)	(42)
Interest expense	186	222	363	539
Other non-operating income/expense	(2)	(49)	(3)	(49)
Operating income	2,003	1,448	2,889	2,105
Depreciation and amortization	1,812	1,837	3,592	3,623
Share-based compensation	190	144	361	261
Adjusted EBITDA(a)	$ 4,005	$ 3,429	$ 6,842	$5,989

(a) Represents a non-GAAP financial measure. See page 3 of this press release for information on non-GAAP financial measures. The Company currently refers to earnings before interest, taxes, depreciation, amortization and share-based compensation as “Adjusted EBITDA.”

TABLE V
THERAGENICS CORPORATION AND SUBSIDIARIES
PRE-TAX CHARGES FOR SPECIAL ITEMS (Unaudited)
(In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Surgical Products Segment
Core receivables[1]	$-	$50	$-	$50
Acquisition proposal expenses[2]	35	-	218	-
Professional fees[3]	-	221	-	572
Moving related expenses[4]	-	137	-	137
	35	408	218	759

Brachytherapy Segment
Core receivables[1]	-	500	215	500
Acquisition proposal expenses[2]	13	-	89	-
	13	500	304	500

Consolidated
Core receivables[1]	-	550	215	550
Acquisition proposal expenses[2]	48	-	307	-
Professional fees[3]	-	221	-	572
Moving related expenses[4]	-	137	-	137
	$48	$908	$522	$1,259

[1] Charges for accounts receivable from Core Oncology for which we believe collection is doubtful.

[2] Represents expenses associated with consideration of and response to unsolicited acquisition proposal.

[3] Represents professional fees related to legal actions we initiated against the former owner of CP Medical.

[4] Represents moving related expenses in connection with new needle manufacturing facility.

CONTACT:
Theragenics Corporation
Frank Tarallo, 800-998-8479, 770-271-0233
CFO & Treasurer
or
Lisa Rassel, 800-998-8479, 770-271-0233
Manager of Investor Relations
www.theragenics.com